Exhibit 99.1

Michael McConnell

Chief Financial Officer and Treasurer

503-469-4652

mmcconnell@digimarc.com

Leslie Constans

Digimarc Public Relations

503-469-4620

lconstans@digimarc.com

FOR IMMEDIATE RELEASE

Digimarc Reports Second Quarter Financial Results

Company reports higher revenues and substantial improvement in year-over-year operating results

Beaverton, Ore. – Aug. 3, 2007 – Digimarc Corporation (NASDAQ: DMRC) today announced financial results for the second quarter ended June 30, 2007, reporting higher revenues and improved operating results compared to the first quarter of 2007 and the comparable period of the prior year.

Second quarter revenue totaled $27.4 million, 10% higher than revenue of $24.9 million for the comparable period of 2006. The second quarter net loss of $(0.5) million, or $(0.02) per fully diluted share, was an improvement of $0.22 per fully diluted share from the comparable period of 2006.

Operating expenses for the second quarter were $11.0 million, which was 18% lower than the $13.4 million in expenses incurred in the second quarter of 2006.

Cash flow from operations for the second quarter was $1.3 million, a $4.3 million improvement from the second quarter of 2006.

The Company generated Adjusted EBITDA for the second quarter of $4.2 million, or 15% of revenues, an improvement of $4.8 million from $(0.6) million in the second quarter of 2006.  Digimarc calculates Adjusted EBITDA by adjusting net income (loss) for the effects of interest, taxes, depreciation, amortization and non-cash expenditures for stock compensation. The reconciliation of Adjusted EBITDA to net income (loss), the most comparable GAAP measure, is included at the end of this release.

Recent business highlights

•                  Announcement by Verance Corporation, a licensee of Digimarc’s patent portfolio, that its audio watermark technology is now available for licensing by manufacturers of Blu-ray and HD-DVD players and components.

•                  New contract valued at approximately $4.5 million between Digimarc and its Russian partner, Opticheskaya Tekhnika i Tekhnologiya (OTT), to help the Russian Federation upgrade its driver license issuance system from a film-based photo ID to a highly secure digital driver license.

•                  Agreement with Yung Shiang Computer, Ltd. (YS Group) to provide Digimarc Mobile print-to-web linking capabilities to the Taiwanese mobile market.

•                  Patent licensing agreement with MarkAny, a Korean digital watermarking and rights management company, for use of Digimarc audio watermarking patents in applications to combat music piracy.

•                  New contract with Tanzania’s National Electoral Commission to provide secure ID materials for the photo registration of eligible voters around the country.

•                  Contract extensions with both Vermont and Maine for the continued supply of Digimarc secure driver license solutions.

Conference Call

Digimarc will hold its second quarter 2007 earnings conference call on Friday, Aug. 3, 2007, at 8 a.m. PT / 11 a.m. ET. The call will be open to the general public and the media, and will be broadcast live by Web cast at www.digimarc.com and www.earnings.com. At Digimarc’s Web address, the call will be available by clicking on the “Q2 2007 Earnings Release Conference Call” icon on the “Investor Relations Events” page.  This Web cast will also be available for later listening at both sites for two weeks following the live call.  Thereafter, the Web cast will be archived and available at http://www.digimarc.com/investor/events.asp.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC), based in Beaverton, Oregon, is a leading supplier of secure identity and media management solutions. Digimarc provides products and services that enable the annual production of more than 60 million personal identification documents, including two-thirds of U.S. driver licenses and IDs for more than 25 countries. Digimarc’s digital watermarking technology provides a persistent digital identity for various media content and is used to enhance the security of financial documents, identity documents and digital images, and support other media rights management applications.

Digimarc has an extensive intellectual property portfolio, with more than 300 issued U.S. patents with more than 6,000 claims, and more than 500 pending U.S. and foreign patent applications in digital watermarking, personal identification and related technologies. The Company is headquartered in Beaverton, Oregon, with other U.S. offices in Burlington,

Massachusetts; Fort Wayne, Indiana; and the Washington DC area; and international offices in London and Mexico. Please go to www.digimarc.com for more company information.

Securities Safe Harbor

With the exception of historical information contained in this release, the matters described herein contain certain “forward-looking statements” that are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding the approximate amounts of awarded contracts and statements containing the words “believes,” “expects,” “estimates,” “anticipates,” “will” or words of similar import or statements of management’s opinion. These statements are subject to certain assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements herein or from historical results, due to changes in economic, business, competitive, technological and/or regulatory factors. More detailed information about risk factors that may affect actual results is set forth in filings by Digimarc with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K, including but not limited to those described in the Company’s Form 10-K for the year ended December 31, 2006, in Part II, Item 7 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) under the captions “Liquidity and Capital Resources” and “Factors Affecting Forward Looking Statements” and in Part II, Item 9A thereof (“Controls and Procedures”). Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.

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Digimarc Corporation

Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006
Revenue:
Service	$22,538	$20,519	$43,837	$42,809
Product and subscription	4,826	4,388	10,373	9,291
Total revenue	27,364	24,907	54,210	52,100

Cost of Revenue:
Service	15,089	15,002	29,804	32,101
Product and subscription	1,988	1,675	4,088	4,224
Total cost of revenue	17,077	16,677	33,892	36,325

Gross Profit:
Service	7,449	5,517	14,033	10,708
Product and subscription	2,838	2,713	6,285	5,067
Total gross profit	10,287	8,230	20,318	15,775

Percentage of gross profit to revenues:
Service	33%	27%	32%	25%
Product and subscription	59%	62%	61%	55%
Percentage of total gross profit to total revenues	38%	33%	37%	30%

Operating expenses:
Sales and marketing	4,365	4,685	8,642	9,224
Research, development and engineering	1,883	2,994	3,925	6,230
General and administrative	3,809	4,172	7,907	9,382
Amortization of intangibles	509	550	1,009	1,123
Intellectual property	476	481	975	912
Restructuring charges, net	—	547	—	547
Total operating expenses	11,042	13,429	22,458	27,418

Operating income (loss)	(755)	(5,199)	(2,140)	(11,643)

Other income (expense), net	402	308	784	665
Income (loss) before provision for income taxes	(353)	(4,891)	(1,356)	(10,978)
(Provision) benefit for income taxes	(142)	22	(161)	(63)
Net income (loss)	$(495)	$(4,869)	$(1,517)	$(11,041)

Net income (loss) per share - basic	$(0.02)	$(0.24)	$(0.07)	$(0.54)
Net income (loss) per share - diluted	$(0.02)	$(0.24)	$(0.07)	$(0.54)

Weighted average shares - basic	20,898	20,627	20,847	20,617
Weighted average shares - diluted	20,898	20,627	20,847	20,617

Digimarc Corporation

Cost of Revenue

(in thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006
Cost of Revenue:
Variable	$7,771	$6,454	$15,382	$14,771
Fixed field support and manufacturing	6,586	7,595	13,025	16,338
Program depreciation	2,720	2,628	5,485	5,216
Total cost of revenue	$17,077	$16,677	$33,892	$36,325

Cost of Revenue (as a % of total revenue):
Variable	28%	26%	29%	28%
Fixed field support and manufacturing	24%	30%	24%	32%
Program depreciation	10%	11%	10%	10%
Total cost of revenue	62%	67%	63%	70%

Digimarc Corporation

Balance Sheet Information

(in thousands)

(Unaudited)

	June 30,	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$17,581	$23,135
Restricted cash	—	378
Short-term investments	1,715	—
Total cash, cash equivalents and investments	19,296	23,513
Trade accounts receivable, net	16,358	14,403
Inventory, net	7,030	6,600
Other current assets	2,605	2,273
Total current assets	45,289	46,789

Restricted cash	9,560	9,560
Property and equipment, net	66,465	61,898
Intangibles, net	14,391	15,374
Other assets, net	956	1,010
Total assets	$136,661	$134,631

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,850	$5,708
Accrued payroll and related costs	2,007	3,894
Deferred revenue	6,078	5,050
Other current liabilities	1,666	2,258
Total current liabilities	15,601	16,910

Long-term deferred revenue, net of current	6,968	5,345
Other long-term liabilities	1,090	885
Total liabilities	23,659	23,140

Stockholders’ equity	113,002	111,491
Total liabilities and stockholders’ equity	$136,661	$134,631

Digimarc Corporation

Cash Flow Information

(in thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006
Cash flows from operating activities:
Net income (loss)	$(495)	$(4,869)	$(1,517)	$(11,041)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	3,371	3,284	6,792	6,529
Amortization of intangibles	509	550	1,009	1,123
Stock-based compensation expense	1,007	782	2,012	1,576
Change in allowance for doubtful accounts	—	(100)	1	(164)
Other non-cash charges	(21)	(73)	(50)	(73)
Changes in operating assets and liabilities:
Restricted cash	—	(4,703)	378	(4,204)
Trade accounts receivable, net	(2,309)	(830)	(1,996)	1,765
Inventory, net	100	(506)	(430)	1,102
Other current assets	(566)	(373)	(332)	232
Other assets, net	131	36	54	69
Accounts payable	(794)	1,551	142	155
Accrued payroll and related costs	309	580	(1,887)	(250)
Deferred revenue	200	1,829	2,651	985
Other liabilities	(140)	(107)	(116)	(321)
Net cash provided by (used in) operating activities	1,302	(2,949)	6,711	(2,517)
Cash flows from investing activities:
Purchase of property and equipment, including capitalized labor costs, and intangibles	(4,212)	(2,668)	(11,109)	(3,437)
Sale or maturity of short-term investments	38,452	28,752	76,807	62,713
Purchase of short-term investments	(40,167)	(28,752)	(78,522)	(62,975)
Net cash provided by (used in) investing activities	(5,927)	(2,668)	(12,824)	(3,699)
Cash flows from financing activities:
Issuance of common stock	429	259	1,011	264
Purchase of common stock	—	—	(140)	—
Principal payments under capital lease obligations	(168)	(168)	(312)	(314)
Net cash provided by (used in) financing activities	261	91	559	(50)
Net increase (decrease) in cash and cash equivalents	$(4,364)	$(5,526)	$(5,554)	$(6,266)

Supplemental disclosure of cash flow information:
Cash paid for interest	$19	$28	$38	$44
Cash paid for income taxes	$311	$111	$323	$111
Supplemental disclosure of cash flow information:
Equipment acquired or exchanged under capital lease obligations	$244	$169	$244	$582

Digimarc Corporation

Reconciliation of GAAP and Non-GAAP Financial Measures

Adjusted EBITDA

(in thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006

Net income (loss)	$(495)	$(4,869)	$(1,517)	$(11,041)
Adjustments:
Provision for taxes	142	(22)	161	63
Interest income, net	(366)	(313)	(759)	(622)
Depreciation	3,371	3,284	6,792	6,529
Amortization of intangibles	509	550	1,009	1,123
Stock compensation	1,007	782	2,012	1,576
Adjusted EBITDA	$4,168	$(588)	$7,698	$(2,372)

About Adjusted EBITDA

From time to time, we may refer to Adjusted EBITDA in our conference calls and discussions with analysts in connection with our historical financial results and our guidance for future periods.  Adjusted EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), is not a measure derived in accordance with GAAP and should not be considered by the reader as an alternative to net income (the most comparable GAAP financial measure to Adjusted EBITDA).  The reconciliation of GAAP and Non-GAAP Financial Measures for the three- and six-months ended June 30, 2007 and 2006 is included in the above table.  Management of the Company believes that Adjusted EBITDA is helpful to investors as an indicator of the current financial performance of the Company and its capacity to fund capital expenditures and working capital requirements.  Due to the nature of the Company’s government programs business and revenue recognition policies and the Company’s use of stock-based employee compensation, the Company incurs significant non-cash charges for depreciation, amortization and stock compensation expense that may not be indicative of our operating performance from a cash perspective.  Therefore, the Company believes that providing the measure of Adjusted EBITDA will help investors better understand the Company’s underlying financial performance and ability to generate cash flow from operations.